Exhibit 99.1

THE LEADSTREAM, LLC

FINANCIAL STATEMENTS

APRIL 30, 2008 AND 2007

and

INDEPENDENT AUDITOR’S REPORT

C O N T E N T S

Page

Independent Auditor’s Report	1

Financial Statements:

Balance Sheets	2

Income Statements	3

Statements of Changes in Members’ Capital	4

Statements of Cash Flows	5

Notes to Financial Statements	6-9

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Shareholders

The Leadstream, LLC

Dallas, Texas

We have audited the accompanying balance sheets of The Leadstream, LLC as of April 30, 2008 and April 30, 2007 and the related statements of income, changes in members’ capital and cash flows for the years ended April 30, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Leadstream, LLC as of April 30, 2008 and April 30, 2007, and the results of its operations and its cash flows for the years ended April 30, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.

Certified Public Accountants

2525 Fifteenth Street, Suite 3H

Denver, Colorado 80211

November 3, 2008

THE LEADSTREAM, LLC

BALANCE SHEETS

APRIL 30, 2008 AND 2007

	2008	2007
Assets
Current Assets
Cash	$365,177	$153,543
Receivables, net of allowance for doubtful accounts of $56,647 and $ 0 as April 30, 2008 and 2007 respectively	676,783	522,502
Receivable - related party	—	286,341
Total Current Assets	1,041,960	962,386

Property and equipment	40,390	—
Accumulated depreciation	(9,893)	—
Net Fixed Assets	30,497	—

Total Assets	$1,072,457	$962,386

Liabilities and Members’ Capital
Liabilities
Accounts payable	$259,161	$381,802
Deferred revenue	5,375	—
Accrued expenses	308,301	143,397
Payable- related party	4,339	—
Total Liabilities	577,176	525,199

Commitments and Contingencies (Notes A, B, C, D and E)
Members’ Capital
Contributions	226,700	77,500
Retained Earnings	268,581	359,687
Total Members’ Capital	495,281	437,187

Total Liabilities & Members’ Capital	$1,072,457	$962,386

The accompanying notes are an integral part of these statements.

THE LEADSTREAM, LLC

INCOME STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2008 AND 2007

	2008	2007

Total Revenues	$4,181,873	$2,418,018
Cost of Sales	2,749,499	1,422,631

Gross Profit	1,432,374	995,387
Selling, General & Administrative Costs	1,513,587	656,430
Depreciation	9,893	—

Operating Income	(91,106)	338,957
Interest Expense (Income)	—	—

Net Income (Loss) Before Taxes	(91,106)	338,957
Provision for Income Taxes	—	51,040

Net Income (Loss)	$(91,106)	$287,917

The accompanying notes are an integral part of these statements.

THE LEADSTREAM, LLC

STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL

FOR THE YEARS ENDED APRIL 30, 2008 AND 2007

	Member's Contributions	Retained Earnings	Total

Balance at April 30, 2006	$10,300	$71,770	$82,070
Contribution of Member Paid Expenses	67,200	—	67,200
Net Income	—	287,917	287,917

Balance at April 30, 2007	77,500	359,687	437,187
Contribution of Member Paid Expenses	149,200	—	149,200
Net (Loss)	—	(91,106)	(91,106)

Balance at April 30, 2008	$226,700	$268,581	$495,281

The accompanying notes are an integral part of these statements.

THE LEADSTREAM, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED APRIL 30, 2008 AND 2007

	2008	2007

Net Income (Loss)	$(91,106)	$287,917

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,893	—
Changes in assets and liabilities:
(Increase)decrease in receivables	(154,281)	(356,437)
Increase(decrease) in accounts payable	(122,641)	241,071
Increase(decrease) in deferred revenue	5,375	—
Increase(decrease) in accrued expenses	164,904	(5,882)
Total adjustments	(96,750)	(121,248)

Net cash provided by (used in) operating activities	(187,856)	166,669

Cash flows from investing activities:
Acquisition of property and equipment	(40,390)	—
Net cash (used in) investing activities	(40,390)	—

Cash flows from financing activities:
Increase(decrease) in receivable/payable- related party	290,680	(331,307)
Contribution of member paid expenses	149,200	67,200
Net cash provided by (used in) financing activities	439,880	(264,107)

Net increase (decrease) in cash and cash equivalents	211,634	(97,437)

Cash and cash equivalents:
Beginning of period	153,543	250,980

End of period	$365,177	$153,543

The accompanying notes are an integral part of these statements.

THE LEADSTREAM, LLC

NOTES TO FINANCIAL STATEMENTS

Note A – Summary of significant accounting policies:

Organization

The Leadstream, LLC (the “Leadstream”) was organized on July 15, 2005 as a Texas limited liability company 100% owned by Internet University, Inc. (“Internet University”). Effective January 1, 2007 Internet University distributed a 10% and 3% ownership interest in the Leadstream to certain executives of the Leadstream.

Leadstream is a technology-oriented direct response marketing company which provides lead acquisition services. Using an interactive toolbox of Internet, Event, Mobile Phone and In-Person marketing methods, Leadstream connects its clients with their target customers.

Basis of presentation

These financial statements present the balance sheets, statements of operations, changes in members’ equity, and cash flows of the Leadstream. All significant intercompany balances and transactions with Internet University and its subsidiaries are disclosed in Note B.

Receivables

Accounts receivable include uncollateralized customer obligations due under normal trade terms requiring payment within 30-60 days from invoice date. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected resulting from past due amounts from customers. The allowance for doubtful accounts was $56,647 and $-0- for the years ended April 30, 2008 and 2007, respectively.

Depreciation

The cost of machinery and equipment is depreciated on the straight-line method over three year estimated useful lives of the assets.

Revenue and cost recognition

Revenue is recognized along with the related cost of revenue as leads are delivered. Amounts billed to clients in advance of delivery of leads are classified under current liabilities as deferred revenue.

Concentration of credit risk

Credit is extended based on an evaluation of the customer’s financial condition, and the Company does not require collateral. Write-offs of accounts receivable have historically been nominal. Approximately 78% and 87% of total revenue was derived from the Company’s one and three largest customers in 2008 and 2007, respectively.

THE LEADSTREAM, LLC

NOTES TO FINANCIAL STATEMENTS

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these results.

Recent Accounting Pronouncements

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (“ SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair values. SFAS 159 is effective for fiscal years after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 159 on our financial statements.

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 141 (Revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R provides additional guidance on improving the relevance, representational faithfulness, and comparability of the financial information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 amends ARB No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact of adopting SFAS 160 on our financial statements.

The Company has considered other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on the financial statements.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments. The Company places its temporary cash investments with financial institutions. The Company is exposed to credit risk in the event of default by the banks to the extent the amounts recorded on the balance sheet exceed federally insured limits of the FDIC. As of April 30, 2008 and 2007, the Company had a bank account with a balance of $419,368 and $357,515, respectively.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

THE LEADSTREAM, LLC

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 107 (“SFAS 107”), “Disclosures about Fair Value of Financial Instruments.” SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company’s cash, accounts receivable, accounts receivable-related party, accounts payable, and accounts payable-related party approximate their estimated fair values due to their short-term maturities.

Note B – Transactions with Related Party

From its inception, the Leadstream has received administrative support from imc2, a subsidiary of Internet University. Included in such administrative support are human resources, accounting, IT and facilities services. The Leadstream operates from office space provided by imc2 and utilizes furniture and equipment provided by imc2 in such office space. The costs of such services have been allocated to the Leadstream and are reflected in the income statements in the amounts of $112,000 and $53,200 for the years ended April 30, 2008 and 2007, respectively. Those operating and administrative expenses may have been materially different, had the Leadstream been operated on a stand alone basis.

Additionally, all of the Leadstream’s staff are paid under the imc2 federal employer identification number and are included in the imc2 employee benefit programs, such as life, health and disability insurance and 401(k). The income statement reflects actual salaries for each Leadstream staff person during the periods presented, as well as an allocation of payroll taxes and employee benefits calculated at 15% of salary.

On a monthly basis, as the payroll costs were recorded on the books of the Leadstream, a payable to imc2 was concurrently recorded. Periodically, cash was transferred from the Leadstream to imc2 in reimbursement of such payroll costs.

In addition to the administrative and payroll transactions between the Leadstream and imc2, during the year ended April 30, 2008, the Leadstream provided lead acquisition services for two clients of imc2. The revenue related to such services totaled approximately $305,000. The cost of revenues associated with such revenues was approximately $205,000.

As a subsidiary of Internet University, all the assets of the Leadstream were pledged as collateral against Internet University’s debt facility with a bank. Effective with the sale of the Leadstream described in Note E, the bank has released its security interest in all Leadstream assets.

Note C – Lease commitments

The Leadstream has a non-cancelable operating lease for storage facilities through August 2008. Total rental expense was $3,750 and $0 for the years ended April 30, 2008 and 2007, respectively.

The future annual minimum lease payments at April 30, 2008 totaled $1,125 which is entirely due during 2008.

THE LEADSTREAM, LLC

NOTES TO FINANCIAL STATEMENTS

Note D – Income taxes

From inception to December 31, 2006, the Leadstream, as a 100% owned entity, was included in the federal income tax return of Internet University and income taxes were provided by the Leadstream based on its pretax income and the Internet University effective tax rate. Accordingly, the income statement for the year ended April 30, 2007 includes a provision for federal income taxes in the amount of $51,040 for income earned by the Leadstream prior to January 1, 2007. Effective January 1, 2007, with the distribution of 13% of the ownership interest in the Leadstream, the Leadstream is no longer included in the consolidated federal tax return of Internet University. Accordingly, as an LLC, all income or loss flows through to owners and there is no federal income tax provision for the Leadstream for periods subsequent to December 31, 2006.

The State of Texas franchise tax statute provides for a tax on income apportioned to Texas based on Internet University’s federal income tax return. The Company provided a provision for state income taxes when considered material. The provision represented the amount by which the tax based on income exceeds the tax based on capital. As a result of its legal structure as a Limited Liability Company, the Leadstream was not subject to Texas franchise taxes based on income through June 2007.

Note E – Subsequent Event

In August 2008, 100% of the ownership of the Leadstream was merged into a wholly owned subsidiary of Cornerworld Corporation (“Cornerworld”), a publicly traded company, in exchange for 3,600,000 shares of Cornerworld stock and a $1,500,000 note payable. In contemplation of the merger, Leadstream licensed certain on and off-line reverse auction software owned by Internet University for $1 and acquired all the assets and liabilities of Enversa LLC, a wholly owned subsidiary of Internet University. The value of such assets and liabilities of Enversa LLC are de minimis.